VOTE BY TOUCH-TONE PHONE OR THROUGH THE INTERNET
          CALL TOLL-FREE: 1-888-221-0697 OR VISIT WWW.PROXY.STRONG.COM

                           STRONG INVESTORS MONEY FUND

                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies and constitutes and appoints Susan A. Hollister and Richard W. Smirl as proxies, each with power to act without the other, and with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of stock of the Strong Investors Money Fund ("Fund"), a series of Strong Heritage Reserve Series, Inc. ("Corporation"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund ("Special Meeting") to be held at 100 Heritage Reserve, Menomonee Falls, WI 53051 on May 3, 2002, at 2:00 p.m., Central Time, and at any adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated March _________, 2002, receipt of which is hereby acknowledged.

DATE: _________________________, 2002

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy Card. If joint owners, EITHER may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Signature(s)      (Title(s), if applicable)


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                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS
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                      WE NEED YOUR VOTE BEFORE MAY 3, 2002
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PLEASE, your vote is important and as a shareholder,  you are asked to be at the
Special Meeting either in person or by proxy. If you are unable to attend the Special Meeting in person, we urge you to vote by proxy. You can do this in one of three ways: by (1) completing, signing, dating, and promptly returning this Proxy Card using the enclosed postage prepaid envelope, (2) calling our toll-free telephone number at 1-888-221-0697, or (3) voting on the Strong web site at www.proxy.strong.com. Your prompt voting by proxy will help assure a quorum at the Special Meeting and avoid additional expenses to the Fund associated with further solicitation. Voting by proxy will not prevent you from personally voting your shares at the Special Meeting and you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or through the web site), or by telephone at 1-888-221-0697, of such revocation at any time before the Special Meeting.

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                             THANK YOU FOR YOUR TIME

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This Proxy will be voted as specified.  If no  specification is made, this Proxy
Card will be voted FOR Proposal 1 and in the discretion of the proxies as to any other matters that may properly come before the Special Meeting.
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

1.       To approve the Agreement and Plan of                      FOR [ ]          AGAINST [ ]         ABSTAIN [ ]
     Reorganization and the transactions it contemplates,
     including an amendment to the Amended and Restated
     Articles of Incorporation of Strong Heritage Reserve
     Series, Inc., as described in the Proxy
     Statement/Prospectus.

2.       In their discretion, the proxies are
     authorized to vote upon such other business as may properly come before the Meeting.

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               TO BE COMPLETED AND SIGNED ON REVERSE SIDE OF CARD

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